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                                                                    Exhibit 99.1

                [Letterhead of Morgan Stanley & Co. Incorporated]

February 7, 2002

Board of Directors
ConocoPhillips
600 North Dairy Ashford Road
Houston, Texas  77079

Members of the Board

         We hereby consent to the use in the Registration Statement of ConocoPhillips on Form S-4 (Registration No. 333-74798) and in the Proxy Statement/Prospectus of Conoco Inc. and Phillips Petroleum Company, which is part of the Registration Statement, of our opinion dated November 18, 2001 appearing as Annex E to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references to our name contained therein under the headings "Summary", "Background of the Merger", "Reasons for the Merger" and "Opinion of Conoco's Financial Advisors". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                    MORGAN STANLEY & CO. INCORPORATED

                                    By:    /s/ Riccardo Benedetti
                                           -------------------------------------
                                           Riccardo Benedetti
                                           Executive Director